                                                                     EXHIBIT 1.1




                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                  $500,000,000

                   8-1/8% SENIOR SUBORDINATED NOTES DUE 2007

                               PURCHASE AGREEMENT

                                                               December 15, 1997

BT ALEX. BROWN INCORPORATED
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o BT Alex. Brown Incorporated
130 Liberty Street
New York, New York  10005

Ladies and Gentlemen:

                 Chancellor Media Corporation of Los Angeles (the "Company"), a Delaware corporation, and each subsidiary guarantor named on the signature page hereto (the "Guarantors" and, together with the Company, the "Issuers"), hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

                 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $500,000,000 aggregate principal amount of its 8-1/8% Senior Subordinated Notes due 2007, Series A (the "Notes" and, together with the guarantee of each Guarantor (the "Guarantee"), the "Securities"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of December 22, 1997 by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee").

                 The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                 In connection with the sale of the Notes, the Company has prepared a final offering memorandum dated December 15, 1997 (the "Memorandum") setting forth or including a descrip-tion of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

                 The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein (i) a registration statement (the "Registration Statement") under the Act relating to the Company's 8-1/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), to be offered in exchange for the Notes or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of debt securities of the Company substantially identical to the Exchange Notes (the "Private Exchange Notes") by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.

                 2. Representations and Warranties of each of the Issuers. Each of the Issuers represents and warrants to and agrees with the Initial Purchasers that:

                 (a) The Memorandum and any amendment or supplement thereto as of the date thereof does not and as of the Closing Date (as defined in Section 3 below) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchasers expressly for use in the Memorandum or any amendment or supplement thereto.

                 (b) Each of the Issuers has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own its properties and conduct its businesses as now conducted as described in the Memorandum, and is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Issuers, taken as a whole (a "Material Adverse Effect"). As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Memorandum under the caption "Description of Capital Stock"; the outstanding shares of capital stock of each of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and except as disclosed in the Memorandum under the caption "Description of Certain Indebtedness - Senior Credit Facility," all of the outstanding shares of capital stock of each of the Issuers are owned free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than interests in its subsidiaries or as described in the Memorandum.

                 (c) No holder of securities of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by any of the Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

                 (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture and conform in all material respects to the description thereof in the Memorandum. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except insofar as the usury waiver contained therein may be unenforceable. Each of the Issuers has all requisite power and authority to execute, deliver and perform its respective obligations under the Indenture; the Indenture has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except insofar as the usury waiver contained therein may be unenforceable.

                 (e) The Guarantees have been duly authorized by each Guarantor and, when executed by the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture will, upon the execution, authentication and delivery of the Notes and payment therefor in accordance with the terms of this Agreement, by entitled to the benefits of the Indenture and will constitute a valid and legally binding obligation of the Guarantors enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except insofar as the usury waiver contained therein may be unenforceable.

                 (f) Each of the Issuers has all requisite corporate power and authority to execute and deliver this Agreement, to issue and deliver the Securities and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of the Issuers. No consent, approval, authorization or order of any court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the performance of this Agreement, the Notes, the Guarantees, the Indenture or any of the transactions contemplated hereby by any of the Issuers, to the extent a party thereto, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and initial resale of the Securities by the Initial Purchasers and except as contemplated by the Registration Rights Agreement. None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of the Issuers, which violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of the Issuers is a party or to which the Company or the Guarantors is subject, which violation or default would have a Material Adverse Effect.

                 (g) Each of the Issuers has all requisite corporate power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding obligation of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                 (h) The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or violation by the Company of any of (i) the terms or provisions of, or constitute a default by any Issuer under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or other agreement or instrument to which any Issuer is a party or to which any of them or their respective properties is subject (each a "Contract" or collectively, the "Contracts"), which conflict, breach, violation or default would have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any Issuer, as the same will be in effect on the Closing Date, or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any Issuer or any of their properties, which conflict, breach, violation or default would have a Material Adverse Effect.

                 (i) The audited consolidated financial statements of the Company and its consolidated subsidiaries included in the Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited consolidated financial statements and the related notes included in the Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments and the more detailed note requirements for audited statements, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. To the Company's knowledge, Coopers & Lybrand L.L.P., KPMG Peat Marwick L.L.P., Arthur Andersen LLP and Price Waterhouse LLP which have examined certain of such consolidated financial statements as set forth in its reports included in the Memorandum are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its rulings and interpretations.

                 (j) The pro forma consolidated financial information (including the notes thereto) included in the Memorandum (A) presents the information shown therein under the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (B) have been prepared in accordance with the applicable requirements of Regulation S-X promulgated under the Exchange Act; (C) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and

(D) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma condensed consolidated financial information included in the Memorandum are reasonable and the adjustments used therein are reasonably appropriate to give effect to the transactions or circumstances referred to therein.

                 (k) Except as described in the Memorandum, there is not pending or, to the knowledge of any Issuer, threatened, any action, suit, proceeding, inquiry or investigation to which any Issuer is a party, or to which the property of any Issuer or any Guarantor is subject, before or brought by any court or governmental agency or body (including, without limitation, the FCC), that would have a Material Adverse Effect.

                 (l) Each of the Issuers owns or possesses licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Memorandum, and none of the Issuers has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                 (m) Each of the Issuers has obtained, or has applied for, all licenses, permits, franchises and other governmental authorizations necessary to conduct the businesses now or proposed to be operated by it as described in the Memorandum, the lack of which would have a Material Adverse Effect.

                 (n) Subsequent to the respective dates as of which information is given in the Memorandum and except as described therein or contemplated thereby, (i) none of the Issuers has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

                 (o) Except as described in the Memorandum, none of the Issuers is in default under any Contract, has received a notice or claim of any such default or has knowledge of any breach of any Contract by the other party or parties thereto, except such defaults or breaches as would not have a Material Adverse Effect.

                 (p) Each of the Issuers has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not have a Material Adverse Effect, and each has paid all taxes shown as due thereon; and other than tax deficiencies which any Issuer is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against any Issuer that would have a Material Adverse Effect.

                 (q) None of the Issuers nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the issuance and sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                 (r) Each of the Issuers has good and marketable title to all real property and good title to all personal property described in the Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Memorandum as being leased by it (except for those leases of real property in which the Company has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not have a Material Adverse Effect.

                 (s) Except for the Company's existing credit agreement and except as described in the Memorandum, there are no consensual encumbrances or restrictions on the ability of the Guarantors (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company; (ii) to make any loans or advances to, or investments in, the Company; or (iii) to transfer any of its property or assets to the Company or the Guarantors or any other subsidiary of the Company or the Guarantors.

                 (t) None of the Issuers is an "investment company" or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company

Act of 1940, as amended, and the rules and regulations thereunder.

                 (u) None of the Issuers nor, to their knowledge, any of their directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                 (v) Each of the Issuers is in compliance with all provisions of Section 517.075 of Florida Statutes, as amended, relating to issuers doing business with Cuba.

                 (w) The Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Memorandum.

                 (x) None of the Issuers nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of
Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, the Company has not been informed by counsel that it is necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

                 (y) No securities of the Company or any subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                 (z) The statistical and market-related data included in the Memorandum are based on or derived from sources that the

Company believes to be reliable and accurate in all material respects.

                 Any certificate signed by any officer of the Company or any subsidiary and delivered to any Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each of the Initial Purchasers as to the matters covered thereby.

                 3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase from the Issuers, all of the Notes at 97.376% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York time, on December 22, 1997, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

                 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                 5. Covenants of the Issuers. Each of the Issuers, jointly and severally, covenants and agrees with the Initial Purchasers that:

                 (a) None of the Issuers will amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent, which will not be unreasonably withheld. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                 (b) Each of the Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not so subject.

                 (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

                 (d) Each of the Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                 (e) The Company will apply the net proceeds from the sale of the Notes substantially as set forth under "Use of Proceeds" in the Memorandum.

                 (f) For so long as the Securities remain outstanding (but in no event longer than five years), the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                 (g) Prior to the Closing Date, the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

                 (h) None of the Issuers nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                 (i) The Issuers will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                 (j) The Issuers will use their reasonable best efforts to (i) assist the Initial Purchasers in permitting the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                 6. Expenses. The Issuers, jointly and severally, agree to pay the following costs and expenses and all other costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agree-ment is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities (including Trustee's fees), (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) fees and expenses of the Trustee including fees and expenses of counsel and (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

                 7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the following conditions on or prior to the Closing Date:

                 (a) The Initial Purchasers shall have received the opinion in form and substance satisfactory to the Initial Purchasers, dated the Closing Date, of Latham & Watkins, counsel for the Issuers, substantially in the form of Exhibit B hereto. In rendering such opinion, Latham & Watkins shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                 (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

                 (c) The Initial Purchasers shall have received from Coopers & Lybrand L.L.P. and KPMG Peat Marwick L.L.P. dated December 18, 1997, from Price Waterhouse LLP and Arthur Anderson LLP dated December 22, 1997, and from Coopers & Lybrand L.L.P. dated the Closing Date, in each case, customary comfort letters addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

                 (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; the Issuers shall have complied in all material respects with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Memorandum, there shall have been no material adverse change in the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole, except as set forth in, or contemplated by, the Memorandum.

                 (e) The issuance and sale of the Securities by the Issuers hereunder shall not be enjoined (temporarily or permanently) on the Closing Date and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement or any other transactions hereby, before any court or governmental authority (including, without limitation, the FCC).

                 (f) Subsequent to the date as of which information is given in the Memorandum, except as described in or as contemplated by the Memorandum, none of the Issuers shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are mate-rial to the Issuers, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole, and, other than as contemplated by the Memorandum, there shall not have been any change in the capital stock or long-term indebtedness of any Issuer that is material to the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole.

                 (g) Subsequent to the date as of which information is given in the Memorandum, the conduct of the business and operations of the Company or any of its subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any of its subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not have a Material Adverse Effect.

                 (h) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of the Company, to the effect that:

                   (i) The representations and warranties of the Issuers in this Agreement are true and correct in all material respects as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made to a certain date), and each Issuer has performed in all material respects all covenants and agreements and satisfied, in all material respects, all conditions on their part to be performed or satisfied hereunder, to the extent a party thereto, at or prior to the Closing Date;

                  (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statement in the Memorandum, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a Material Adverse Effect;

                 (iii) The issuance and sale of the Securities by the Issuers hereunder has not been enjoined (temporarily or permanently); and

                  (iv) Subsequent to the respective dates as of which information is given in the Memorandum, except in each case as described in or as contemplated by the Memorandum, none of the Issuers has incurred any liabilities or obligations, direct or contingent, that are material to the Issuers, taken as a whole, or entered into any transactions that, individually or in the aggregate, would have a Material Adverse Effect; and there has been no change in the capital stock or long-term indebtedness of the Issuers that individually or in the aggregate would have a Material Adverse Effect.

                 (i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect on the Closing Date.

                 (j) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers as they shall have heretofore reasonably requested from the Issuers.

                 All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

                 8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants that it is a QIB. Each of the Initial Purchasers agrees with the Issuers that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom it reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Memorandum.

                 (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S.

                 (c) Each of the Initial Purchasers represents and warrants (as to itself only) that the source of funds being used by it to acquire the Securities does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

                 9. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any of the Initial Purchasers or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                   (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Issuers or based upon written information furnished by or on behalf of the Issuers filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

                  (ii) the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by or on behalf of each Initial Purchasers through BT Alex. Brown Incorporated specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                 The Initial Purchasers shall not, without the prior written consent of the Company, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Issuer is or could have been a party, or indemnity could have been sought hereunder by any Issuer, unless such settlement (A) includes an unconditional written release of such Issuer, in form and substance reasonably satisfactory to the Company, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Issuer.

                 (b) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, their respective directors, officers and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Pur-chasers through BT Alex. Brown Incorporated, furnished to the Issuers by or on behalf of such Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld.

                 None of the Issuers shall without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by any Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchasers.

                 (c) Promptly after receipt by an indemnified party under paragraphs (a) or (b) of this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satis-factory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company or any Guarantor in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                 (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is available by its terms, but is held to be unenforceable, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the amount by which proceeds received by the Initial Purchasers under this Agreement exceeds the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director and officer of each Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

                 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (b) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                 11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                   (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited;

                  (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal, state or other governmental authorities;

                 (iii) there shall have occurred an outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on or markets of the United States is such as to make it, in the sole judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering or the delivery of the Securities as contemplated by the Memorandum, as amended as of the date hereof; or

                  (iv) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                 (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                 12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page, the legend concerning over-allotments, stabilizing transactions, syndicate short covering transactions and penalty bids on page iv, and in the second and sixth paragraphs under the caption "Private Placement" in the Memorandum and the last two paragraphs under the caption "Private Placement" in the Memorandum (to the extent such statements relate to the Initial
Purchasers) constitute the only information furnished on behalf of each Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

                 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied to BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10005, Attention: Corporate Finance Department; if sent to the Issuers, shall be mailed, delivered or telecopied to the Issuers at Chancellor Media Corporation of Los Angeles, 433 East Las Colinas Blvd., Suite 1130, Irving, Texas 75039, Attention: President.

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by addressee, if telecopied.

                 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, its officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Issuers and the Initial Purchasers.

                                        Very truly yours,

                                        The Company:

                                        CHANCELLOR MEDIA CORPORATION OF
                                          LOS ANGELES

                                        By:
                                           -----------------------------------
                                           Name:  Matthew E. Devine
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Secretary


                                        The Guarantors:

                                        On behalf of the Subsidiary Guarantors
                                        listed on Exhibit A hereto:

                                        By:
                                           -----------------------------------
                                           Name:  Omar Choucair
                                           Title: Vice President



                                        On behalf of the Subsidiary Guarantors
                                        listed on Exhibit B hereto:

                                        By:
                                           -----------------------------------
                                           Name:  Richard E. Vendig
                                           Title: Senior Vice President,
                                                  Chief Financial and
                                                  Administrative Officer,
                                                  Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT ALEX. BROWN INCORPORATED

By:
   ------------------------------
   Name:
   Title:

GOLDMAN, SACHS & CO.

By:
   ------------------------------
   Name:
   Title:

SALOMON BROTHERS INC

By:
   ------------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INCORPORATED

By:
   ------------------------------
   Name:
   Title:

CREDIT SUISSE FIRST BOSTON CORPORATION

By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

                        [REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT B


                      Form of Opinion of Latham & Watkins

                 1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the Delaware GCL and has the corporate power and authority required to carry on its business and to own, lease and operate its properties as described in the Final Memorandum.

                 2. Based solely on certificates of public officials, we confirm that the Company is qualified to do business in the State of Texas.

                 3. All of the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid, non-assessable and are not subject to any preemptive or, to the best of our knowledge, similar rights that entitle or will entitle any person to acquire shares of capital stock from the Company upon issuance of the Shares by the Company.

                 4. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                 5. The statements in the Final Memorandum under the captions ["Offering Memorandum Summary -- Recent Developments," "Risks Factors -- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions," "Risk Factors -- Radio Industry Subject to Federal Regulation," "Risk Factors -- Antitrust Matters," "Risk Factors -- FCC Consent for Viacom Acquisition, Chancellor Merger and Other Pending Transactions; Petitions to Deny," "Risk Factors -- Chancellor Viacom Acquisition; Financing" (as to the first paragraph and only the fifth and sixth sentences of the second paragraph under such caption only), "Risk Factors -- Limitation on Ability to Pay Dividends," "Business and Properties -- Recent Developments," "Business and Properties -- Federal Regulation of Radio Broadcasting Industry," "Business and Properties -- Legal Proceedings," "Management and Board of Directors -- Employment Agreements," "Description of the Convertible Preferred Stock," "Description of Exchange Debentures," "Registration Rights; Liquidated Damages," "Description of Certain Indebtedness," "Description of Capital Stock" and "Certain United States Federal Income Tax Considerations,"] insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects.

                 6. The execution, delivery and performance of the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Company, compliance by the Company with all of the provisions thereof, the issuance and sale of the Notes and the consummation of the transactions contemplated thereby will not (A) require any consent, approval, authorization or other order of any Federal or New York State court, regulatory body, administrative agency or other governmental body, including the FCC, except (subject to paragraph 17 below, and assuming reliance by us on the accuracy of the representations, warranties and agreements referred to therein) (x) such as have been obtained or made and are in full force and effect, (y) in the case of the performance of and compliance with the Registration Rights Agreement, such as will be obtained and made under the Securities Act of 1933, as amended (the "Act"), and the Trust Indenture Act of 1939, as amended (the "TIA"), and (z) as may be required under Blue Sky laws of the various states; (B) result in a violation of the Amended and Restated Certificate of Incorporation or Amended Bylaws of the Company; (C) require any consent or approval (which has not been obtained) of the parties to, or result in a breach of or a default under, any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound that is identified to us in a certificate of an officer of the Company as being material to the business of the Company and its subsidiaries (the "Material Agreements"); or (D) violate or conflict with any Federal or New York State laws or administrative regulations, including without limitation the Communications Act, court decrees or rulings known to us and applicable to the Company or any of its subsidiaries or their respective properties; or (E) result in termination or revocation of any of the FCC Licenses listed in Exhibit A hereto (the "FCC Licenses") or result in any other material impairment of the rights of the holder of any such FCC License; except with respect to clauses (A), (C) and (D), where the failure to obtain such consent or approval or such breach, default, violation or conflict would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or to impair the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Purchase Agreement.

                 7. To the best of our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property (including, without limitation, any of the FCC Licenses) is subject which is required to be de-scribed in the Final Memorandum and is not so described, and there is no material contract or other document which would be required to be described in a prospectus pursuant to the Act which is not described in the Final Memorandum.

                 8. The Company's subsidiaries validly hold the FCC Licenses listed on Exhibit A hereto, each of which is in full force and effect on the date hereof, and, to the best of our knowledge, based on inquiry of the Company and review of the FCC Records, the FCC Licenses constitute the only material licenses or other authorizations of the FCC that are required by the Communications Act and the rules, regulations and orders of the FCC (the "FCC Rules"), in order to operate the radio stations listed in Exhibit A hereto on the frequencies and in the communities of license specified therein.

                 9. To the best of our knowledge, based solely on inquiry of officers of the Company and review of the FCC's public files, none of the FCC Licenses listed in Exhibit A is the subject of any proceedings with respect to the possible revocation thereof.

                 10. Each of the following subsidiaries of the Company (each, a "Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the Delaware GCL and has the corporate power and authority required to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties as described in the Final Memorandum: [Evergreen Media Corporation of Houston, Evergreen Media Corporation of the Bay Area, Evergreen Media Corporation of Los Angeles, Evergreen Media Corporation of San Francisco, Evergreen Media Corporation of Washington, D.C., Evergreen Media Corporation of Miami, Evergreen Media Corporation of Chicago FM, Evergreen Media Corporation of Chicago and, Evergreen Media Corporation of Illinois, Evergreen Media Corporation of the Windy City, Evergreen Media Corporation of Charlotte, Evergreen Media Corporation of the Keystone State (formerly known as Evergreen Media Corporation of North Carolina), Evergreen Media Corporation of New York, Evergreen Media Corporation of Boston, Evergreen Media Corporation of Massachusetts, Evergreen Media Corporation of Detroit, Evergreen Media Corporation of Philadelphia, Evergreen Media Corporation of the Liberty City, Evergreen Media Corporation of Michigan, Evergreen Media Corporation of the Motor City and Evergreen Media Corporation of Tiburon.]

                 11. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non assessable, and to the best of our knowledge, based solely on a review of each such Subsidiary's stock records and inquiries of officers of the Company, are owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than the stock pledge securing certain obligations of the Company, Evergreen LA and certain other subsidiaries under the Senior Credit Facility.

                 12. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 13. Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Final Memorandum (the "Incorporated Documents") (except for financial statements, pro forma financial statements and other financial and statistical data included therein as to which we express no opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                 14. The Notes have been duly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; the Indenture has been duly authorized by the Company and meets the requirements for qualification under the TIA as in effect on the date hereof and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), will constitute a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms.

                 15. The Company has all requisite corporate power and authority to execute and deliver the Registration Rights Agreement; the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchasers), will constitute a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms.

                 16. To the best of our knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of any of the Indenture, the Registration Rights Agreement or the Purchase Agreement or the consummation of the transactions contemplated therein, have the right to request or demand that the Company register under the Act any securities held by them.

                 17. The Final Memorandum, as of its date (except for the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the requirements of Rule 144A(d)(4) under the Act.

                 18. Assuming the accuracy of and compliance with (1) the representations, warranties and agreements of the Company in the Purchase Agreement, (2) the representations, warranties and agreements of the Initial Purchasers in Section 8 of the Purchase Agreement and (3) the representations, warranties and agreements made in accordance with the Purchase Agreement and Final Memorandum of the purchasers to whom the Initial Purchasers initially resells notes, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the TIA; provided that we express no opinion as to when and under what circumstances the Securities may be otherwise resold.

                 In addition, we have participated in conferences with directors and other representatives of the Company, representative of the independent certified public accountants for the Company, and your representatives, at which the contents of the Final Memorandum and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum and have not made any independent check or verification thereof (other than as expressly described in paragraphs 5, 8, 9 and 11 above), during the course of such participation (relying as to materiality to the extent we have deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to our attention that caused us to believe that the Final Memorandum, as of its date or as the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included or incorporated by reference in the Final Memorandum.